SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
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[_]	Definitive Additional Materials
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NetIQ Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November 15, 2001
1:00 p.m.

TO	THE STOCKHOLDERS:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NetIQ Corporation, a Delaware corporation (the “Company”), will be held on Thursday, November 15, 2001, at 1:00 p.m., local time, at the Company’s offices at 3553 North First Street, San Jose, California 95134, for the following purposes:

          1.    To elect two Class III directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

          2.    To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending June 30, 2002; and

          3.    To transact such other business as may properly come before the meeting or any adjournment thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on September 28, 2001, are entitled to notice of and to vote at the meeting and any adjournment thereof.

          All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or, for our holders of record of Common Stock, utilize the convenient option of voting by telephone or internet.

          YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

Fo	r the Board of Directors

NE	TIQ CORPORATION

Jam	es A. Barth
Secretary

San	Jose, California
Oc	tober 10, 2001

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE
REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY
AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR UTILIZE THE
CONVENIENT OPTION OF VOTING BY TELEPHONE OR INTERNET.

NETIQ CORPORATION

PROXY STATEMENT FOR THE
2001 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

          The enclosed proxy is solicited on behalf of the Board of Directors of NetIQ Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 15, 2001, at 1:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s offices at 3553 North First Street, San Jose, California 95134. The main telephone number is (408) 856-3000. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein; for the ratification of the appointment of Deloitte & Touche LLP as independent public accountants as set forth herein; and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          These proxy solicitation materials and the Annual Report to Stockholders for the year ended June 30, 2001, including financial statements, were first mailed on or about October 12, 2001, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

          Stockholders of record at the close of business on September 28, 2001 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding and entitled to vote 53,617,269 shares of Common Stock, $.001 par value.

Revocability of Proxies

          Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to NetIQ Corporation at 3553 North First Street, San Jose, California 95134, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

Voting

          Each share of Common Stock outstanding on the Record Date is entitled to one vote. Votes by stockholders will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote with respect to the particular proposal on which the stockholder has abstained. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares present and entitled to vote with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in this manner.

          A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS THERETO, FOR THE FISCAL YEAR ENDED JUNE 30, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ACCOMPANIES EACH COPY OF THIS PROXY STATEMENT MAILED TO STOCKHOLDERS. STOCKHOLDERS MAY OBTAIN, FOR THE COST OF COPYING, A COPY OF ANY EXHIBITS THERETO BY WRITING: NETIQ CORPORATION, 3553 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134, ATTENTION: INVESTOR RELATIONS.

Solicitation of Proxies

          The expense of soliciting proxies in the enclosed form will be borne by the Company. In addition, the Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting

          Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be included in the Company’s proxy material for the 2002 Annual Meeting, Stockholders’ proposals must be received by the Company no later than June 12, 2002 and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, the Company’s proxy for the 2002 Annual Meeting of Stockholders may grant the holder thereof discretionary authority to vote on any stockholder proposals brought before such meeting for which notice was received by the Company after August 17, 2002.

PROPOSAL ONE

ELECTION OF DIRECTORS

          The Company’s bylaws provide for a Board of nine directors, and the Company’s Certificate of Incorporation provides that the Board of Directors be divided into three classes as nearly equal in number as possible. The term of the Class I directors expires in 2002, the term of the Class II directors expires in 2003, and the term of the Class III directors expires in 2001. Currently there is one vacancy in Class II and one vacancy in Class III of the Board of Directors.

          The two Class III directors who were serving as directors at the end of fiscal year 2001 are nominated for re-election. Directors elected at the Annual Meeting will hold office for a three-year term expiring in 2004 or until their successors are elected and qualified. The other directors will continue in office for the remainder of their terms as indicated below.

          Unless authority to so vote is withheld, proxies received pursuant to this solicitation will be voted for the election of the two nominees named. If any of the nominees should for any reason not be available for election, proxies will be voted for the election of the remaining nominees and such substitute nominees as may be designated by the Board of Directors.

Nominees for Election at the Annual Meeting

          Ching-Fa Hwang, age 53, co-founded NetIQ in June 1995 and has served as its President and Chief Executive Officer and as a director since its inception. From June 1995 to March 1999, Mr. Hwang also served as our Chief Financial Officer. From September 1994 to June 1995, Mr. Hwang served as the Vice President of Research at Compuware, a developer of information systems software. From August 1993 to September 1994, Mr. Hwang served as the Vice President of Technical Services and General Manager at the EcoSystems Business Group of Compuware. In May 1991, Mr. Hwang co-founded EcoSystems Software, a client/server management software provider, and served as its Vice President of Engineering from its inception until its sale to Compuware in August 1993. Mr. Hwang holds a B.S. in electrical engineering from National Taiwan University and an M.S. in computer science from the University of Utah.

          Thomas P. Bernhardt, age 48, has served as Senior Vice President, Chief Technology Officer and as a director of NetIQ since November 2000. He served as NetIQ’s Chief Technology Officer and as a director from May 2000, when Mission Critical Software, Inc. (“Mission Critical”) became a wholly owned subsidiary of NetIQ. Mr. Bernhardt was a founder of Mission Critical and served as a director there since July 1996. Mr. Bernhardt was a consultant to Mission Critical from September 1996 to January 1997, when he joined Mission Critical on a full time basis as Chief Technology Officer. From February 1998 to May 1998, he also served as Mission Critical’s interim President and Chief Executive Officer. From January 1989 to December 1996, Mr. Bernhardt was a consultant with RCG International, an information technology consulting services company. Mr. Bernhardt holds a B.S. in experimental psychology from the University of Notre Dame.

Directors Continuing in Office in the Class of 2002

          Alan W. Kaufman, age 63, has been a director of NetIQ since August 1997. Since August 1997, Mr. Kaufman has served as a director of QueryObject Systems, which develops and markets proprietary business intelligence software, he served as their Chairman of the Board from May 1998 to October 1999, and he served as their President and Chief Executive Officer from October 1997 to December 1998. From December 1996 to October 1997, Mr. Kaufman was an independent consultant. From April 1986 to December 1996, Mr. Kaufman held various positions at Cheyenne Software, most recently as Executive Vice President of Worldwide Sales. Mr. Kaufman is a member of the Board of Trustees for Outward Bound USA. He was the founding President of the New York Software Industry Association. Mr. Kaufman holds a B.S. in electrical engineering from Tufts University.

          Scott D. Sandell, age 37, has served as a director of NetIQ since May 2000, and he previously served as a director of Mission Critical from September 1996 until Mission Critical became a wholly owned subsidiary of NetIQ in May 2000. Mr. Sandell is a General Partner of New Enterprise Associates, a venture capital firm, and has served in other capacities at such firm since January 1996. Prior to joining New Enterprise Associates, Mr. Sandell was an executive at Microsoft and several smaller software companies. He is also a member of the boards of directors of several privately held companies. Mr. Sandell holds a B.A. in engineering sciences from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

          Elijahu Shapira, age 35, served as Chief Strategy Officer of NetIQ from March 2001 until his resignation in September 2001 and has served as director of NetIQ since WebTrends Corporation was acquired in March 2001. Mr. Shapira co-founded WebTrends Corporation and served as its Chief Executive Officer since December 1997 and as a director since September 1993. From September 1994 to November 1995 and from November 1996 to December 1998, he served as WebTrend’s Vice President and Secretary. Before founding WebTrends, Mr. Shapira was the product development manager for the anti-virus product line at Central Point Software. Prior to Central Point, he served as the Vice President of Business Development for Carmel Software Engineering, a network security and encryption products company.

Directors Continuing in Office in the Class of 2003

          Michael J. Maples, age 58, has served as a director of NetIQ since May 2000, and previously as a director of the former Mission Critical from April 1999 until Mission Critical became a wholly owned subsidiary of NetIQ in May 2000. Mr. Maples manages private investments. From April 1988 to July 1995, Mr. Maples held various management positions at Microsoft Corporation, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the office of the president. Prior to that, he served as a Director of Software Strategy for IBM. He also serves as a director of J.D. Edwards & Company, an enterprise software company, Lexmark International, Inc., a laser and inkjet printer company, and PSW Technologies, a software company. Mr. Maples is also a member of the Board of Visitors for the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. Mr. Maples holds a B.S. in electrical engineering from the University of Oklahoma and an M.B.A. from Oklahoma City University.

          Ying-Hon Wong, age 43, co-founded NetIQ in June 1995 and has served as a director since inception. Since January 1991, Mr. Wong has been a General Partner of Wongfratris Investment Company, a venture investment firm. Mr. Wong holds a B.S. in electrical engineering and industrial engineering from Northwestern University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Vote Required and Board of Directors’ Recommendation

          Because the two nominees who receive the greatest number of votes will be elected to serve as Class III directors, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINATED DIRECTORS.

Board Meetings and Committees

          The Company’s Board of Directors held ten regular meetings and authorized two actions by unanimous written consent during the fiscal year ended June 30, 2001. No incumbent director during fiscal 2001 attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which such person was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the period such person served). The Board of Directors has standing Audit, Compensation, and Nominating Committees.

          The Audit Committee was established in May 1999, and the current members are Alan W. Kaufman, Michael J. Maples, and Ying-Hon Wong. Each of the members of the Audit Committee is independent as defined under The National Association of Securities Dealers, Inc. listing standards. The Audit Committee held four meetings during fiscal 2001. The members met with the Company’s independent auditors after fiscal year-end to discuss the audit approach and results.

          The charter of the Audit Committee, attached as Appendix A hereto, is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries; to provide to the Board of Directors the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to nominate independent auditors; and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. In addition, the Audit Committee will undertake those specific duties and responsibilities listed in its charter and such other duties as the Board of Directors from time to time prescribes.

          The Compensation Committee was established in March 1999, and the current members are Alan W. Kaufman, Scott D. Sandell and Ying-Hon Wong. The Compensation Committee held one regular meeting and authorized thirteen actions by written consent during fiscal 2001. The purposes of the Compensation Committee are to review and make recommendations concerning the compensation to be paid or provided to the Company’s executive officers and directors, the aggregate compensation of all employees of the Company, and the terms of compensation plans of all types.

          The Nominating Committee was established in May 2000 and its current members are Alan W. Kaufman and Ying-Hon Wong. The Committee held no meetings during the fiscal year. The charter of the Nominating Committee is to review and make recommendations to the Board of Directors concerning the nomination of incumbent directors and new candidates to stand for election to, or be appointed by, the Board.

          The Nominating Committee will consider director nominees recommended by the Board and stockholders. A stockholder wishing to nominate a candidate must file a written notice of the nomination or candidacy with the Secretary of the Corporation not less than 90 days prior to the election of directors. When submitting a recommendation to the Secretary, the stockholder must send biographical and other information about the candidate, together with a statement of the candidate’s qualifications and any other data supporting the recommendation. If it is determined that the candidate has no conflict of interest or directorships with other companies that would disqualify the candidate from serving as a director of the Corporation, the candidate’s name will be presented to the Nominating Committee for consideration.

Director Compensation

          The Company reimburses each member of the Company’s Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. No member of the Board of Directors receives any additional cash compensation for serving as a member of the Board.

Outside Directors’ Options

          The Company’s Amended and Restated 1995 Stock Plan provides for an initial automatic grant of an option to purchase 12,500 shares of common stock to a director who first becomes a non-employee director. Each continuing non-employee director who has served on the board for at least six months will be automatically granted an additional option to purchase 12,500 shares of common stock following each annual meeting of stockholders. Each option granted to a non-employee director under this program will have a term of five years and the shares purchasable under these options are fully vested on the date of grant. The exercise price of these options will be 100% of the fair market value per share of common stock on the date of grant.

          In August 1997, an option was granted to Alan W. Kaufman as a director to purchase up to 66,666 shares of common stock at an exercise price of $0.30 per share with vesting in equal annual installments over four years. The option was fully vested in August 2001.

          In November 1998, the Board granted an option to Ying-Hon Wong in his capacity as a director to purchase up to 53,333 shares of common stock with an exercise price of $1.50 per share. Because of Mr. Wong’s contractual obligations with Wongfratris Investment Company, the option was issued in the name of Wongfratris Investment Company. In January 1999, this option was exercised in full subject to a right of repurchase in favor of NetIQ. As this option was fully vested in May 2001, there are no shares subject to repurchase by the Company.

          Messrs. Michael J. Maples and Scott D. Sandell served as directors of Mission Critical until Mission Critical became a wholly owned subsidiary of NetIQ in May 2000. Effective with the merger in May 2000, NetIQ assumed all outstanding options granted pursuant to Mission Critical’s 1999 Director Option Plan and 1997 Stock Option Plan, adjusted for the exchange rate for shares in the merger.

          In March 1997, an option was granted to Scott D. Sandell to purchase up to 35,298 shares of common stock at an exercise price of $0.531 per share (adjusted for the share exchange) pursuant to the Mission Critical 1997 Stock Option Plan, with 50% of the shares vesting annually from the vesting commencement date. The option became fully vested as of March 1999. Mr. Sandell received a second option grant on December 15, 1999, to purchase up to 11,766 shares of common stock at an exercise price of $69.32 per share (adjusted for the share exchange) pursuant to the Mission Critical 1999 Director Stock Option Plan. Under this option, 25% of the shares vest twelve months after the vesting commencement date and 1/24th of the shares vest each month thereafter, with the option becoming fully vested on December 15, 2001, subject to Mr. Sandell continuing to be a director on such date.

          In April 1999, an option was granted to Michael J. Maples to purchase up to 47,065 shares of common stock at an exercise price of $13.28 per share (adjusted for the share exchange) pursuant to the Mission Critical 1997 Stock Option Plan, with 50% of the shares vesting annually from the vesting commencement date. The option became fully vested as of April 2001. Mr. Maples received a second option grant on December 15, 1999, to purchase up to 11,766 shares of common stock at an exercise price of $69.32 per share (adjusted for the share exchange) pursuant to the Mission Critical 1999 Director Stock Option Plan. Under this option, 25% of the shares vest twelve months after the vesting commencement date and 1/24th of the shares vest each month thereafter, with the option becoming fully vested on December 15, 2001, subject to Mr. Maples continuing to be a Director on such date.

          In October 2000, an option was granted to Alan W. Kaufman, Michael Maples, Scott D. Sandell and Ying-Hon Wong, to purchase up to 30,000 shares of common stock at an exercise price of $65.688 per share pursuant to the NetIQ 1995 Stock Plan, with a vesting schedule of 25% on the first anniversary of the vesting commencement date, 25% on the second anniversary of the vesting commencement date, and the remaining 50% on the third anniversary of the vesting commencement date, with the options becoming fully vested on October 2, 2003, subject to each director individually continuing to be a director on such date.

Compensation Committee Interlocks and Insider Participation

          The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administers various incentive compensation and benefit plans. The Compensation Committee presently consists of directors Alan W. Kaufman, Scott D. Sandell, and Ying-Hon Wong. The Company’s Chief Executive Officer participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of the Company, except that he is excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between executive officers or the members of the Company’s Board of Directors or Compensation Committee and the executive officers or members of the board of directors or compensation committee of any other company.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

          The Board of Directors has selected Deloitte & Touche LLP (“Deloitte & Touche”), independent accountants, to audit the financial statements of the Company for the current fiscal year ending June 30, 2002. The Company expects that a representative of Deloitte & Touche will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions. The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented and voting at the Annual Meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

          The following table sets forth certain information as of September 28, 2001, regarding beneficial ownership of the Company’s Common Stock by (i) each person or entity who is known to the Company to own beneficially 5% or more of the Company’s outstanding Common Stock; (ii) each member of the Company’s Board of Directors; (iii) each of the Named Executive Officers; and (iv) all current directors and executive officers of the Company as a group.

          Under the rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

Name and Address	Number of Shares Beneficially Owned	Percent Owned (1)
5% Stockholders:
Fidelity Management & Research	7,925,850	14.8%
One Federal Street
Boston, MA 02110
T. Rowe Price Associates	7,594,157	14.2%
100 E. Pratt Street
Baltimore, MD 21202

Current Named Executive Officers and Directors:
Ching-Fa Hwang (2)	1,601,895	3.0%
Elijahu Shapira	1,122,640	2.1%
Ying-Hon Wong (3)	1,013,832	1.9%
Thomas R. Kemp (4)	266,281	*
Thomas P. Bernhardt (5)	189,401	*
Glenn S. Winokur (6)	173,126	*
James A. Barth (7)	78,785	*
Richard J. Pleczko (8)	54,113	*
Alan W. Kaufman (9)	52,500	*
Michael J. Maples (10)	31,841	*
Scott D. Sandell (11)	22,453	*
All current Directors and current Executive Officers as a group (17 persons) (12)	6,937,915	12.7%

*	Represents less than one percent of the outstanding shares of Common Stock.
(1)
The percent owned is calculated based on a total of 53,617,269 shares of Common Stock outstanding as of September 28, 2001, together with options that are exercisable within 60 days of September 28, 2001, for each shareholder.

(2)
Includes 30,332 shares held by Mr. Hwang’s children; 213,999 shares held by Mr. Hwang and his wife in joint tenancy; and 167,500 shares purchasable within 60 days of September 28, 2001 pursuant to outstanding options.

(3)
Includes shares held by Wongfratris Investment Company of which Mr. Wong is a general partner. Mr. Wong disclaims beneficial ownership of the shares held except to the extent of his pecuniary interest as a general partner. Also includes 7,500 shares purchasable by Mr. Wong within 60 days of September 28, 2001.

(4)	Includes 2,000 shares held by his spouse and 61,249 shares purchasable within 60 days of September 28, 2001 pursuant to outstanding options.

(5)	Includes 187,657 shares purchasable within 60 days of September 28, 2001 pursuant to outstanding options.
(6)	Includes 130,417 shares held in trust for Mr. Winokur and 42,709 shares purchasable within 60 days of September 28, 2001 pursuant to outstanding options.
(7)	Includes 27,454 shares held by The Barth Family Trust and 51,331 shares purchasable within 60 days of September 28, 2001 pursuant to outstanding options.
(8)	Includes 54,113 shares purchasable within 60 days of September 28, 2001 pursuant to outstanding options.
(9)	Includes 52,500 shares purchasable within 60 days of September 28, 2001 pursuant to outstanding options.
(10)	Includes 18,775 shares purchasable within 60 days of September 28, 2001 pursuant to outstanding options.
(11)	Includes 22,453 shares purchasable within 60 days of September 28, 2001 pursuant to outstanding options.
(12)	Includes 970,728 shares purchasable within 60 days of September 28, 2001 pursuant to outstanding options.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth in summary form information concerning the compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during the fiscal years ended June 30, 2001, 2000, and 1999 respectively by (i) the Company’s Chief Executive Officer and (ii) the Company’s next most highly compensated executive officers whose salary and bonus for fiscal 2001 exceeded $100,000 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Long-Term Compensation Stock Option Award (#)	All Other Compensation ($) (1)
Ching-Fa Hwang	2001	175,008		76,703	—		350,000	392
President and Chief	2000	150,000		67,680	(2)		—	117
Executive Officer	1999	93,749		—	—		80,000	108

Richard J. Pleczko	2001	210,633		114,900	—		40,000	392
Senior Vice President,	2000	24,198	(3)	125,000	—		—	12
Marketing	1999	—		—	—		—	—

Glenn S. Winokur	2001	200,016		107,280	33,446	(4)	50,000	392
Chief Operating Officer	2000	150,000		124,880	31,871	(4)	100,000	117
	1999	90,287		—	133,450	(4)	33,333	108

Thomas R. Kemp	2001	180,000		78,890	—		50,000	392
Senior Vice President,	2000	130,000		63,690	(2)		100,000	117
Products	1999	113,699		—	—		33,333	108

James A. Barth	2001	175,008		77,490	—		90,000	392
Senior Vice President, Finance,	2000	150,000		68,440	—		50,000	117
Chief Financial Officer and Secretary	1999	39,625	(5)	12,500	—		133,333	27

(1)	Represents amount of premium for life insurance.
(2)	Represents less than ten percent of the total compensation paid to any individual in fiscal year reported above.
(3)	Executive joined the Company in May 2000, and amount represents salary for fiscal 2000.
(4)	Represents amount of commissions paid.
(5)	Executive joined the Company in March 1999, and amount represents salary for fiscal 1999.

          The above compensation table does not include Daniel J. Meub who joined NetIQ effective March 29, 2001, pursuant to the acquisition of WebTrends Corporation. His compensation on an annualized basis would have placed him among NetIQ’s most highly compensated executive officers.

Option Grants in Last Fiscal Year

          The following table sets forth certain information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended June 30, 2001, including the potential realizable value over the ten-year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually and subtracting from that result the total option exercise price. The assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

          In fiscal 2001, options were granted to acquire up to an aggregate of 3,481,940 shares to employees and directors, all under the NetIQ 1995 Stock Plan, all at an exercise price equal to not less than the fair market value of the Common Stock on the date of grant as determined in good faith by the Compensation Committee of the Board of Directors. Optionees may pay the exercise price by cash, check, delivery of already-owned shares of Common Stock, which have been owned by the optionee for more than six months on the date of surrender, or under a cashless exercise procedure, to the extent authorized by the Board. Options under the stock option plan generally vest over four years with 25% of the shares subject to option vesting on the first anniversary of the grant date, and the remaining shares vesting ratably each quarter thereafter. Option grants to executive officers in fiscal year 2001 have a vesting schedule of 25% on the first anniversary of the vesting commencement date, 25% on the second anniversary of the vesting commencement date, and the remaining 50% on the third anniversary of the vesting commencement date.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal 2001	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Ching-Fa Hwang	350,000	10.1%	$65.69	10/02/10	$14,458,791	$36,641,414
Richard J. Pleczko	40,000	1.2%	$27.60	05/15/11	$ 694,300	$ 1,759,492
Glenn S. Winokur	50,000	1.4%	$27.60	05/15/11	$ 867,875	$ 2,199,365
Thomas R. Kemp	50,000	1.4%	$27.60	05/15/11	$ 867,875	$ 2,199,365
James A. Barth	40,000	1.2%	$27.60	05/15/11	$ 694,300	$ 1,759,492
James A. Barth	50,000	1.4%	$59.00	09/06/10	$ 1,855,239	$ 4,701,540

Option Exercises in Last Fiscal Year and Fiscal Year-End Values

          The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal 2001, and the number of shares of common stock subject to exercisable stock options held as of June 30, 2001, by the Named Executive Officers.

          The “Value Realized” is based upon the sale price or the fair market value on date of exercise per share, minus the per share exercise price, multiplied by the number of shares underlying the option. The “Value of Unexercised In-The-Money Options at June 30, 2001” is based upon the market value of the Company’s Common Stock on the last business day of the fiscal year, minus the per share exercise price, multiplied by the number of shares underlying the option. The closing market value at June 29, 2001, was $31.29 per share.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at June 30, 2001		Value of Unexercised In-the-Money Options at June 30, 2001
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ching-Fa Hwang	—	$ —	167,500	262,500	$2,383,200	$ —
Richard J. Pleczko	54,928	$4,179,894	53,385	206,850	$ 595,850	$2,428,221
Glenn S. Winokur	19,582	$1,233,330	37,501	145,835	$ 319,730	$ 647,662
Thomas R. Kemp	—	$ —	54,582	147,503	$ 735,875	$ 699,342
James A. Barth	15,000	$1,138,750	52,498	185,834	$ 891,555	$1,447,865

Termination of Employment and Change of Control Arrangements

          The Company’s 1995 Stock Plan provides that in the event of a merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute each option or stock purchase right. If the outstanding options or stock purchase rights are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period. If, within twelve months after a change of control, an optionee’s employment with the successor corporation is terminated other than for cause or if a director’s service with the successor corporation is terminated other than for voluntary resignation, which will not be considered voluntary if requested by the acquiring company, the optionee will fully vest in the right to exercise all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable.

          The Company has entered into change of control severance agreements with Ching-Fa Hwang, Richard J. Pleczko, Glenn S. Winokur, Thomas R. Kemp, and James A. Barth, all of who are Named Executive Officers. The agreements provide that in the event of the executive’s involuntary termination without cause within twelve (12) months after a change of control, the executive is entitled to six months of severance pay, six months of continued coverage under group health, life and other insurance arrangements, and full acceleration of all outstanding options granted to the executive.

          On September 21, 2000, NetIQ and Michael S. Bennett entered into an agreement that provided for certain benefits and the retention of Mr. Bennett as Chairman of the Board of Directors through the 2000 annual meeting of stockholders. Effective September 30, 2000, Mr. Bennett resigned from an active operating role with the Company.

          On July 12, 2000, NetIQ and Stephen E. Odom entered into an agreement that provides certain benefits and to continue as a consultant from October 1, 2000 to December 31, 2000, following his resignation as Vice President of Corporate Development.

          On January 16, 2001, NetIQ entered into employment agreements with Elijahu Shapira, former Chairman and Chief Executive Officer of WebTrends, and W. Glen Boyd, former President and Chief Technical Officer of WebTrends, that provided for certain benefits and the terms of their employment with NetIQ following the merger. Mr. Boyd resigned his role as Chief Information Officer of NetIQ as of August 31, 2001, and Mr. Shapira resigned his role as Chief Strategy Officer of NetIQ as of September 30, 2001. As a result of his resignation and pursuant to his employment agreement, Mr. Boyd is precluded from selling his shares of NetIQ Common Stock until March 30, 2002, the first anniversary of the merger. Mr. Shapira may sell up to 250,000 of his NetIQ shares each quarter until March 30, 2002, so long as he remains a director of NetIQ.

AUDIT COMMITTEE REPORT

          In accordance with its written charter, the Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of financial controls. In fulfilling its oversight responsibilities during fiscal year 2001, the Committee:

•
discussed the quarterly and year to date financial information contained in each quarterly earnings announcement with senior members of the Company’s financial management and Deloitte & Touche, independent accountants, prior to public release. The Committee also reviewed the audited financial statements of the Company as of and for the year ended June 30, 2001 with senior members of the Company’s financial management and Deloitte and Touche. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements,

•	reviewed with the Company’s financial management and Deloitte and Touche their judgment as to the quality, not just the acceptability, of the Company’s accounting principles,

•
met with Deloitte & Touche, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting,

•	discussed with Deloitte & Touche the overall scope and plan for their audit,

•	reviewed the Company’s financial controls and financial reporting process, and

•	reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

          In addition, the Committee has discussed with Deloitte & Touche their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and discussed with Deloitte & Touche any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and considered whether the provision of other non-audit services provided by them to the Company during fiscal year 2001 was compatible with the auditors’ independence.

          In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission. The Committee also recommended to the Board of Directors, subject to stockholder approval, the selection of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending June 30, 2002.

TH	E AUDIT COMMITTEE

Ala	n W. Kaufman
Mi	chael J. Maples
Yin	g-Hon Wong

AUDIT AND RELATED FEES

Audit Fees

          The aggregate fees billed to the Company by Deloitte & Touche during the Company’s 2001 fiscal year for the audit of the Company’s annual financial statements and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q were approximately $375,000.

Financial Information Systems Design and Implementation Fees

          The Company did not engage Deloitte & Touche to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended June 30, 2001.

All Other Fees

          The aggregate fees billed to the Company by Deloitte & Touche for services rendered to the Company during its 2001 fiscal year, other than the services described above under “Audit Fees,” were approximately $750,000, including the audit related services of approximately $380,000 and non-audit services of approximately $370,000. Audit related services generally include fees for business acquisitions and accounting consultations. Fees for non-audit services represent services provided by Deloitte Consulting in connection with the implementation of a non-financial information system.

          The Audit Committee considered and determined that the provision of services by Deloitte and Touche, including the non-audit services described above under “All Other Fees,” is compatible with maintaining the independence of the independent auditors.

COMPENSATION COMMITTEE REPORT

          Pursuant to rules adopted by the Securities and Exchange Commission designed to enhance disclosure of public companies’ policies toward executive compensation, set forth below is a report submitted by the Company’s Compensation Committee (the “Committee”) addressing the Company’s compensation policies with respect to executive officers.

          The Committee reviews and recommends to the Board action with respect to compensation of and benefits granted to officers and other key employees of the Company and administers the Company’s stock option plan and stock purchase plan. During fiscal 2001 the Committee comprised three non-employee directors.

General Compensation Policies

          The Company structures executive compensation in a manner designed to provide competitive levels of compensation and to assist the Company in attracting and retaining qualified executives. The compensation paid to the Company’s executive officers consists primarily of base salary, cash bonuses under a management incentive bonus plan, and grants of equity incentives pursuant to the Company’s stock option plan.

Base-Salary Compensation

          The Committee annually reviews base salaries of executive officers, including the executive officers named in the Summary Compensation Table. Industry compensation surveys are used to establish base salaries that are within the range of those persons holding comparably responsible positions at other similarly sized companies, both regionally and nationally. While salary surveys that directly correspond to the companies included in the “peer group” used to construct the Performance Graph included in this Proxy Statement are not available, there is substantial overlap between the companies included in the salary surveys used by the Company and the companies included in such peer group. The Committee believes that it is appropriate to consider such surveys in establishing the range of competitive salaries for its executive officers. The Company’s current compensation structure falls generally within the range of compensation structures adopted by the other companies in the salary surveys reviewed. In addition, other factors are considered in setting salaries, such as cost-of-living increases, management performance, as well as the individual’s past performance and potential with the Company. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Committee. The Committee set the base salary of Ching-Fa Hwang, the Company’s President and Chief Executive Officer, at $175,008 for fiscal 2001.

Bonus Compensation

          The Company’s management incentive bonus plan ties payment of benefits for executive officers, including the executive officers named in the Summary Compensation Table, principally to corporate revenue and profit goals established by the Board of Directors and a minimum level of revenue and profitability must be achieved before related amounts are paid pursuant to the plan. Payments under the plan are based upon the following factors: (a) annual base salary; (b) an employee’s targeted bonus percentage (a percentage of base salary that generally increases for higher positions within the Company, which places a greater percentage of compensation at risk for those with greater responsibility); (c) corporate performance factors based on a comparison of corporate results to revenue and profitability objectives established by the Board of Directors; and (d) individual goals established by the Chief Executive Officer. Mr. Hwang’s bonus of $76,703 for fiscal 2001 was determined in accordance with the plan’s criteria.

Equity-Based Compensation

          The option incentive component of the total compensation package is intended to retain and motivate executives to improve long-term stock performance and to increase value for all stockholders. The Committee generally grants options under the Company’s plan with an exercise price equal to the market price at the date of grant and, as a result, the options will have value only if the Company’s stock price increases from the time of the award. Grants are made to executive officers based on salary, responsibility, and performance of the individual officer. Consistent with the Committee’s philosophy that the award of stock options should be used to incentivize key executive officers and to further align their interests with those of the stockholders, during fiscal year 2001 the Committee examined the stock and option holdings of the Company’s executive officers and determined that the awards set forth in the Option Grants in Last Fiscal Year table were appropriate. In October 2000, Mr. Hwang was granted an option to purchase 350,000 shares of Common Stock under the Company’s 1995 Option Plan at an exercise price of $65.69, with 25% of the shares vesting on January 1, 2001, 25% vesting on January 1, 2002 and the remaining 50% vesting on January 1, 2003.

          On May 7, 2001, the Company announced a voluntary stock option exchange program for its employees. Under the program, Company employees were given the opportunity until June 7, 2001, to cancel outstanding stock options previously granted to them in exchange for an equal number of new options to be granted at a future date. The exchange was limited to employees who hold options with an exercise price equal to or greater than $50.00 per share but also including those employees’ options with exercise prices lower than $50.00 granted on or after December 7, 2000. The Company’s officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934) were not permitted to participate in the exchange.

Tax Deductibility of Executive Compensation

          Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly-compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meets certain specified conditions (including stockholder approval). Based on the Company’s current compensation plans and policies and proposed regulations interpreting this provision of the Code, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

Summary

          The Compensation Committee believes that the Company’s general compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company’s goals. The Company’s compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

TH	E COMPENSATION COMMITTEE

Ala	n W. Kaufman
Sco	tt D. Sandell
Yin	g-Hon Wong

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of copies of reports of beneficial ownership provided to the Company by officers and directors and 10% stockholders of the Company, the Company believes that all reports required pursuant to Section 16(a) with respect to fiscal 2001 were filed timely.

CERTAIN TRANSACTIONS

          Consulting Arrangement.    Ying-Hon Wong, one of our directors and a general partner of Wongfratris Investment Company, earned $60,000 in consulting fees in each of fiscal 1999, 2000, and 2001, under a consulting arrangement under which Mr. Wong is paid $5,000 per month that is terminable at any time. Since co-founding NetIQ, Mr. Wong has provided general business consulting services on a variety of issues including financial management, marketing and sales strategies, recruiting and employee development, fund raising, investor relationship management and legal matters.

COMPANY PERFORMANCE

          The Company’s registration statement covering the Company’s initial public offering became effective July 29, 1999. As the Company’s Common Stock began trading on the Nasdaq National Market on July 30, 1999, the following graph compares a 23-month cumulative total return for the Company, The NASDAQ Stock Market (U.S.A.) Index, and The NASDAQ Computer & Data Processing Index.

Compares 23-Month Cumulative Total Return
Among NetIQ Corporation,
The NASDAQ Stock Market (U.S.A.) Index,
and The NASDAQ Computer & Data Processing Index

ASSUMES $100 INVESTED ON JULY 30, 1999
FISCAL YEAR ENDED JUNE 30, 2001

	Cumulative Total Return
	7/30/99	6/30/00	6/30/01
NetIQ Corporation	$100.00	$355.97	$186.81
NASDAQ Stock Market (U.S.A.) Index	100.00	150.56	81.62
NASDAQ Computer & Data Processing Index	100.00	150.14	81.56

OTHER MATTERS

          The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

VOTING VIA THE INTERNET OR BY TELEPHONE

          For shares of Common Stock that are registered in the name of the stockholder or that the stockholder beneficially owns and holds in “street name” through a broker or bank, the stockholder may vote by completing and returning the voting form provided by their broker or bank or via the internet or by telephone through their broker or bank, if such a service is provided. To vote via the internet or telephone, the stockholder should follow the instructions on the voting form provided by their broker or bank. Votes submitted electronically via the internet or by telephone must be received by 12:00 noon Pacific Standard Time on November 14, 2001.

          The internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the internet should understand that there might be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.

Fo	r the Board of Directors

NE	TIQ CORPORATION

/s/	James A. Barth
Secretary

Da	ted: October 10, 2001

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF NETIQ CORPORATION

Purpose:

          The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of NetIQ Corporation and its subsidiaries (the “Company”), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

          In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

Membership:

          The Audit Committee will consist of at least two (2) members of the Board and shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

Responsibilities:

          The responsibilities of the Audit Committee shall include:

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls.

2.
Assessing on a continuing basis the need to establish a formal internal audit function and reviewing on a continuing basis the activities, organizational structure and qualifications of the internal audit function once established.

3.	Reviewing and recommending the appointment of independent auditors to the Board of Directors to audit the financial statements of the Company.

4.
Meeting with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

5.
Reviewing with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

6.
Reviewing the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

7.	Reviewing with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also reviewing with financial management and the independent auditors their qualitative judgments about the appropriateness, not just acceptability, of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates.

8.	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

9.	Reviewing the performance of the independent auditors.

10.	Reviewing before release the audited financial statements and Management’s Discussion and Analysis in the Company’s annual report on Form 10-K;

11.	Overseeing compliance with SEC requirements for disclosure of auditor’s services and audit committee members and activities;

12.	Reviewing management’s monitoring of compliance with the Company’s Standards of Business Conduct and with the Foreign Corrupt Practices Act;

13.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

14.	Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments;

15.	If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

16.	Reviewing related party transactions for potential conflicts of interest; and

17.	Performing other oversight functions as requested by the full Board of Directors.

18.
Providing sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

19.	Reviewing accounting and financial human resources and succession planning within the Company.

20.
Reporting the results of the annual audit to the Board of Directors. If requested by the Board, inviting the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions.

21.	Reviewing the nature and scope of other professional services provided to the Company by the independent auditors and considering the relationship to the auditors’ independence.

          In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

Meetings:

          The Audit Committee will meet at least four (4) times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

          The Audit Committee will meet with the Chief Executive Officer and with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

Reports:

          The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

Minutes:

          The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

ZNIQ5B	DETACH HERE

PROXY

NetIQ Corporation

PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NetIQ Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 10, 2001, and hereby appoints Ching-Fa Hwang and James A. Barth and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of NetIQ Corporation to be held on Thursday, November 15, 2001 at 1:00 p.m., local time at 3553 North First Street, San Jose, California, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE]	[SEE REVERSE SIDE]
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
[Vote by Telephone]

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Follow these four easy steps:
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2. Call the toll-free number
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3. Enter your 14-digit Voter Control Number
located on your Proxy Card above your name.
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[Vote by Internet]

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2. Go to the Website
http://www.eproxyvote.com/ntiq
3. Enter your 14-digit Voter Control Number
located on your Proxy Card above your name.
4. Follow the instructions provided.

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Go to http://www.eproxyvote.com/ntiq anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE
ZNIQ5A
[X]	Please mark vote as in this example.

1.	Election of Directors each for a three-year term. Nominees: (01) Ching-Fa Hwang, (02) Thomas P. Bernhardt

FOR ALL NOMINEES [_]

WITHHELD FROM ALL NOMINEES [_]
[_] ______________________
To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) above.

2.	To approve the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants.
FOR [_] AGAINST [_] ABSTAIN [_]

This proxy will be voted as directed or, if no direction is indicated, will be voted for each of the proposals listed above, and as said proxies deem advisable on such other matters as may come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

Please sign your name exactly as it appears on the proxy card. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Signature:________________________ Date:____________

Signature:________________________ Date:____________